                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement [_] Confidential, for Use of the Commission Only
                                     (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          PEAK INTERNATIONAL LIMITED
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

[LOGO] PEAK

                          PEAK INTERNATIONAL LIMITED
                               44091 Nobel Drive
                                 P.O. Box 1767
                               Fremont, CA 94538

               (Incorporated in Bermuda with limited liability)

                                                              September 13, 2001

Dear Shareholder:

   You are cordially invited to attend the Annual General Meeting of Peak International Limited (the "Company") to be held on Wednesday, October 10, 2001, 10:00 a.m. local time, at the offices of the Company, 44091 Nobel Drive, P.O. Box 1767, Fremont, CA 94538.

   Details of the business to be transacted at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. The Annual Report for the financial year ended March 31, 2001 on Form 10-K is also enclosed.

   A Shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his or her place. A proxy need not be a Shareholder of the Company. We hope you are planning to attend the meeting personally and we look forward to meeting you. However, the vote of each Shareholder is of utmost importance and we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the meeting. Your proxy must be received by Mellon Investor Services at least 48 hours before the time of the meeting. Completing and returning the enclosed form of proxy will not preclude you from attending and voting in person at the meeting. You may revoke your proxy at any time before it is voted by giving written notice to the undersigned, by filing a properly executed proxy bearing a later date, or by voting in person at the meeting.

   On behalf of the Board of Directors and the management of Peak International Limited, I would like to extend our appreciation for your continued support.

                                          /s/ Calvin Reed
                                          _____________________________________
                                          Calvin Reed
                                          President and Chief Executive Officer

[LOGO] PEAK

                          PEAK INTERNATIONAL LIMITED
                               44091 Nobel Drive
                                 P.O. Box 1767
                               Fremont, CA 94538

               (Incorporated in Bermuda with limited liability)

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Peak International Limited (the "Company") will be held at the offices of the Company, 44091 Nobel Drive, P.O. Box 1767, Fremont, CA 94538, on Wednesday, October 10, 2001, at 10:00 a.m. local time for the following purposes:

      1. To elect two directors to the Company's Board of Directors;

      2. To authorize the Board of Directors to fix the remuneration of the directors of the Company;

      3. To receive the financial statements and the reports of the directors and the independent auditors of the Company for the financial year ended March 31, 2001;

      4. To ratify the recommendation by the Audit Committee of the Board of Directors of, and to appoint, Arthur Andersen & Co. as the independent auditors for the Company for the financial year ending March 31, 2002;

      5. To approve an increase in the number of Shares of the Company's common stock reserved for issuance under the Company's 1998 Share Option Plan from 2,200,000 to 2,450,000 Shares;

      6. To approve an increase in the number of Shares reserved for issuance under the Company's 2000 Employee Stock Purchase Plan from 200,000 to 400,000;

      7. To authorize the Board of Directors to fix the remuneration of the independent auditors for the financial year ending March 31, 2002;

      8. To ratify the acts of the directors and officers of the Company; and

      9. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

   The Shareholders on the Register of Members at the close of business on August 30, 2001 are entitled to notice of, and to vote at, the Annual General Meeting and all adjournments thereof. Shareholders who have purchased Shares since that date should obtain a proxy from the person from whom they bought their Shares. To be valid, a form of proxy for the meeting, together with the power of attorney or other authority (if any) under which it is signed (or a certified copy thereof) must be deposited with Mellon Investor Services, Proxy Processing, Church Street Station, P.O. Box 1675, New York, NY 10277-1675 before 10:00 a.m. New York time on October 8, 2001.

                                          By Order of the Board of Directors,
                                          /s/ Jack Menache
                                          _____________________________________
                                          Jack Menache
                                          Secretary

September 13, 2001

                   [Please see notes on the following page]

 YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

 PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Notes:

(i) A Shareholder of the Company entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote instead of him. A proxy need not be a Shareholder of the Company. Completion and return of a form of proxy does not preclude a Shareholder from attending and voting at the meeting in person.

(ii) The resolutions must be passed by a simple majority of votes cast by Shareholders attending and voting (in person or by proxy) at the meeting.

(iii)In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority will be determined by the order in which the names stand in the Register of Members of the Company.

(iv) Pursuant to bye-law 45 of the Company's bye-laws, the Board of Directors has set August 30, 2001, 5:00 p.m. New York time as the record date for the meeting. Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the meeting.

                          PEAK INTERNATIONAL LIMITED
                                (the "Company")

                  NOTICE OF INTENTION TO NOMINATE AN AUDITOR
                         (S.89(3) Companies Act 1981)

   NOTICE IS HEREBY GIVEN that the directors intend to nominate Arthur Andersen & Co. for appointment as the independent auditors of the Company at the annual general meeting to be held on October 10, 2001.

Dated September 13, 2001

By Order of the Board of Directors
/s/ Jack Menache
_______________________________________________________________________________
Jack Menache
Secretary

[LOGO] PEAK

                          PEAK INTERNATIONAL LIMITED

                                PROXY STATEMENT

     ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 10, 2001

   The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of Peak International Limited (the "Company") for use at the 2001 Annual General Meeting of Shareholders to be held on October 10, 2001, 10:00 a.m. local time, at the offices of the Company, 44091 Nobel Drive, Fremont, CA 94538, or any adjournment thereof. This Proxy Statement and accompanying form of proxy were first mailed on or about September 13, 2001 to shareholders of record (the "Shareholders" or, individually, a "Shareholder") as of August 30, 2001 (the "Record Date"). Pursuant to Bye-law 45 of the Company's Bye-laws, the Board of Directors has also set August 30, 2001 (5:00 p.m. E.S.T.) as the Record Date for the meeting. Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the meeting.

   The only outstanding class of voting securities of the Company is its common stock, par value $0.01 per share (the "Shares"). There were 12,885,329 Shares outstanding as of the close of business on September 6, 2001. On a show of hands, every Shareholder present in person or by proxy shall be entitled to one vote and on a poll, every Shareholder present or by proxy shall be entitled to one vote per fully paid share. The resolutions below shall be decided on a show of hands unless a poll is demanded.

   A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the President of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him/her and vote on his/her behalf at the meeting.

   Two (2) Shareholders entitled to vote and present in person or by proxy representing not less than one-third in nominal value of the total issued voting Shares in the Company will constitute a quorum for the transaction of business at the meeting. The resolutions must be passed by a simple majority of votes cast by Shareholders attending and voting (in person or by proxy) at the meeting. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker "non-votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

   The Company will pay all expenses in connection with this Proxy Statement.

Audited Financial Statements.

   Under the Company's Bye-laws and Bermuda law, audited financial statements must be presented to Shareholders at an annual general meeting of Shareholders. To fulfill this requirement, we will present at the annual meeting audited consolidated financial statements for the financial year ended March 31, 2001. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to Shareholders together with this Proxy Statement. Representatives of Deloitte Touche Tohmatsu are not expected to be present at the meeting.

PROPOSAL NO. 1--Election of Directors

   The Company's Board of Directors currently has five (5) members. At each annual general meeting, one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) must retire from office by rotation. The Chairman of the Board is not, while holding such office, subject to retirement by rotation or taken into account in determining the number of directors to retire each year. A retiring director is eligible for re-election. The directors to retire by rotation include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and not to offer himself for re-election. Any further directors to retire are those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those to retire will (unless they otherwise agree among themselves) be determined by lot.

   T.L. Li has announced his desire to retire from the Board of Directors immediately prior to the Annual General Meeting. The Board of Directors has nominated and recommends the election of Calvin Reed, who is being re-nominated for election to another term as director and nominated as Chairman of the Board. The Board of Directors has also nominated and recommends the election of Jack Menache, the Company's Vice President of Administration, Secretary and General Counsel, to be a member of the Board of Directors. Mr. Reed's and Mr. Menache's ages, business background and tenure as directors and/or officers of the Company are set forth under "Directors and Executive Officers" below. They will be elected to serve until their respective successors are elected and qualified. If, at the time of the meeting, either of them should be unable to or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute chosen by the Board of Directors. Mr. Reed and Mr. Menache have consented to serve, if elected, and the Company has no reason to believe that any substitute nominees will be required.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF CALVIN REED AND THE ELECTION OF JACK MENACHE AS DIRECTORS.

PROPOSAL NO. 2--Remuneration of Directors

   The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the directors with respect to their service to the Company as directors.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE DIRECTORS.

PROPOSAL NO. 3--Financial Statements for Fiscal 2001

   The Board of Directors requests the Shareholders to receive and approve the financial statements and the reports of the directors and the independent auditors of the Company for the financial year ended March 31, 2001.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RECEIVE THE FINANCIAL STATEMENTS AND REPORTS OF THE DIRECTORS AND INDEPENDENT AUDITORS OF THE COMPANY.

PROPOSAL NO. 4--Appointment of Independent Auditors

   The Board of Directors has recommended the appointment of the firm of Arthur Andersen & Co. as independent auditors for the Company for the financial year ending March 31, 2002. The Company has been advised by such firm that they will be independent auditors with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board. Deloitte Touche Tohmatsu were the independent auditors for the Company for the financial year ended March 31, 2001.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN & CO. AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL NO. 5--Remuneration of Auditors

   The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the Company's independent auditors with respect to their service to the Company for the financial year ending March 31, 2002.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2002.

PROPOSAL NO. 6--Increase in the Number of Shares Reserved for Issuance Under the 1998 Share Option Plan

   The Board of Directors approved an increase in the number of Shares reserved for issuance under the Company's 1998 Share Option Plan from 2,200,000 to 2,450,000. The Board of Directors believes that the increase is in the best interests of the Company because it will increase the Company's ability to attract and retain employees by providing them with appropriate equity incentives. This plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability. The following is a summary of the principal features of the plan.

Shares Available for Awards and Administration of the Plan.

   Subject to certain adjustments, if approved, the number of Shares with respect to which awards may be granted under the 1998 Share Option Plan (referred to in this Proposal No. 6 as the "Plan") shall be 2,450,000. No participant may receive awards under the Plan in any calendar year that relate to more than 200,000 Shares. The Plan shall be administered by the Compensation and Stock Option Committee, which shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Subject to applicable law, the Compensation and Stock Option Committee shall be permitted to delegate its duties and powers under the Plan to designated individuals.

Adjustment.

   In the event that the Compensation and Stock Option Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) or any alteration in the capital structure of the Company, including but not limited to any recapitalization, stock split, subdivision, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to subscribe for or acquire Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Compensation and Stock Option Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation and Stock Option Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of Shares or other securities of the Company which are the subject of outstanding awards, and
(iii) the grant or exercise price with respect to any award, or, if deemed appropriate by the Compensation and Stock Option Committee, make provision for a cash payment to the holder of an outstanding award; provided that, no adjustment to the grant or exercise price of an award shall be made which would result in an exercise or grant price of less than the par value of a Share.

Eligibility.

   Any director and employee shall be eligible to participate. As of August 31, 2001, the Company had approximately five directors and 150 employees who were eligible under the 1998 Share Option Plan.

Share Options.

   Subject to the provisions of the Plan, the Compensation and Stock Option Committee shall have sole, absolute and complete authority to determine the directors or the employees to whom options shall be granted, the number of Shares to which each option relates and the conditions and limitations applicable to the exercise of any option. The Compensation and Stock Option Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

   The Compensation and Stock Option Committee in its sole and absolute discretion will establish the exercise price at the time each option is granted which in any event shall not be less than the par value of a Share and provided that no option which is intended to be an Incentive Stock Option may have an exercise price that is less than the fair market value of the underlying Shares on the date of grant of such option. As of August 31, 2001, the closing price of the Company's Common Stock, as reported on the NASDAQ National Market was $6.35 per Share. Each option shall be exercisable at such times and subject to such terms and conditions as the Compensation and Stock Option Committee may, in its sole and absolute discretion, specify in the applicable award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of United States federal or state securities laws, as it may deem necessary or advisable.

Termination or Suspension of Employment.

   Unless the Compensation and Stock Option Committee shall have provided otherwise, if the participant's employment with the Company or its affiliates or his appointment as a director is terminated for any reason other than death or permanent and total disability, the participant shall have the right to exercise any option following such termination of employment or appointment and prior to the date which falls 90 days after the date of such termination of employment or appointment to the extent such option was exercisable at the date of such termination of employment or appointment and shall not have been exercised. But in no event shall such option be exercisable later than the expiration date for such option set forth in the award agreement. Unless the Compensation and Stock Option Committee shall have provided otherwise, if the participant's employment with the Company or its affiliates or the participant's appointment as a director is terminated by reason of death or permanent and total disability, the unvested portion of any options shall terminate and expire on the date of such termination of employment and the participant's successor, in the case of the participant's death, or otherwise the participant shall have the right to exercise any option following such termination of employment or appointment to the extent it was exercisable at the date of such termination of employment or appointment and shall not have been exercised, but in no event shall such option be exercisable later than the expiration date for the option set forth in the applicable award agreement.

Amendment and Termination.

   Subject to certain restrictions in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. The Compensation and Stock Option Committee may also waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award provided that if such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would adversely affect the number of Shares of any award or the amount payable by a participant upon exercise of any granted option, it shall not be effective without the consent of the affected participant. The Compensation and Stock Option Committee may cause any award granted to be cancelled in consideration of a cash payment or alternative award made to the holder of such cancelled award equal in value to the fair market value as at the original date of grant of the cancelled award.

Nontransferability.

   No award or option granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, in whole or in part, except pursuant to a validly made will of the participant or the laws of inheritance of property.

Taxes and Withholding.

   Generally, all taxes (including income tax) arising from the exercise of any option granted to any participant under the Plan will be borne by that participant. A participant may be required to pay to the Company (or an affiliate) and the Company (or an affiliate) may withhold from any award or from any compensation or other amount owing to a participant the amount of any applicable withholding taxes.

No Right to Employment.

   The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or one of its affiliates. The Company or an affiliate may at any time dismiss a participant from employment, free from any liability or any claim under the Plan or any award and options granted thereunder. The terms of employment of a participant shall not be affected by his participation in the Plan.

No Rights as Shareholder.

   Subject to the provisions of the applicable award, no participant or holder or beneficiary of any award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the registered holder of such Shares. Shares allotted and issued on exercise of an option shall be subject to all provisions of the memorandum of association and bye-laws of the Company, and shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares.

Term of the Plan.

   The Plan has been effective since July 27, 1998. No award may be granted under the Plan after July 27, 2008.

Summary of U.S. Federal Income Tax Consequences.

   The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.

   A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If a participant satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of Shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the Shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

   The difference between the option exercise price and the fair market value of the Shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.

   Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the Shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the Shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested Shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the participant's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the Shares become transferable or (ii) the date on which the Shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1998 SHARE OPTION PLAN FROM 2,200,000 TO 2,450,000.

PROPOSAL NO. 7--Increase in the Number of Shares Reserved for Issuance Under the 2000 Employee Stock Purchase Plan

   The Board of Directors approved an increase in the number of Shares reserved for issuance under the Company's 2000 Employee Stock Purchase Plan from 200,000 to 400,000. The following is a summary of the principal features of the plan.

Shares Subject to and Administration of the Plan.

   If approved, the total number of Shares which may be issued under the 2000 Employee Stock Purchase Plan (referred to in this Proposal No. 7 as the "Plan") will be 400,000 Shares, which may consist, in whole or in part, of unissued Shares, treasury Shares or Shares purchased on the open market. The Plan shall be administered by the Compensation and Stock Option Committee, which shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Subject to applicable law, the Compensation and Stock Option Committee shall be permitted to delegate its duties and powers under the Plan to designated individuals.

Offering Periods.

   Offering periods shall be three months long and commence on a quarterly basis. The first offering period under the Plan commenced on January 1, 2001 and ended on March 31, 2001. The final offering period is to commence on September 1, 2010 and end on December 31, 2010. The Compensation and Stock Option Committee may, however, change the duration of any offering period.

Eligibility.

   Any individual who is an employee of the Company or of a participating subsidiary or of its parent is eligible to participate in the Plan, except those employees: (i) whose customary employment is twenty (20) hours or less per week; (ii) whose customary employment is for not more than five (5) months in any calendar year; (iii) who, if granted an option would immediately thereafter own Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary; and (iv) who have been employed less than three months. As of August 31, 2001, the Company and its affiliates had approximately 150 employees who were eligible under the 2000 Employee Stock Purchase Plan.

Participation in the Plan.

   The Compensation and Stock Option Committee shall set forth procedures pursuant to which participants may elect to participate in a given offering period under the Plan. Once a participant elects to participate in an offering period, such employee shall automatically participate in all subsequent offering periods, unless the employee makes a new election or withdraws from an offering period or from the Plan.

Grant of Option on Enrollment.

   Each participant who elects to participate in a given offering period shall be granted an option to purchase a number of Shares equal to the lesser of: (i) the maximum number of Shares that a participant may purchase on any given purchase date as determined by the Compensation and Stock Option Committee, or
(ii) the number determined by dividing the amount accumulated in such employee's payroll deduction account during such offering period by the purchase price. The purchase price at which a Share will be sold for a given offering period shall be eighty-five percent (85%) of the lesser of the fair market value of a Share on the offering date; or the fair market value of a Share on the purchase date. As of August 31, 2001, the closing price of the Company's Common Stock, as reported on the NASDAQ National Market was $6.35 per Share.

Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

   Subject to certain limitations, payroll deductions shall be made on each day that participants are paid during an offering period with respect to all participants who elect to participate in such offering period. The deductions shall be made as a percentage of the participant's compensation in one percent (1%) increments, from one percent (1%) to twenty percent (20%) of such participant's compensation, as elected by the participant; provided, however, that no participant shall be permitted to purchase Shares under the Plan with an aggregate fair market value in excess of $25,000 for anyone calendar year. For a given offering period, payroll deductions commence on the offering date and end on the related purchase date unless sooner altered or terminated as provided in the Plan.

   A participant shall not change the rate of payroll deductions once an offering period has commenced. The Compensation and Stock Option Committee shall specify procedures by which a participant may increase or decrease the rate of payroll deductions for subsequent offering periods.

   All payroll deductions made with respect to a participant shall be credited to his or her payroll deduction account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such payroll deduction accounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A participant may not make any separate cash payment into his or her payroll deduction account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

   On each purchase date, the Company shall exercise all options granted hereunder by applying all funds then in the participant's payroll deduction account to purchase Shares (in whole and/or fractional Shares, as the case may be) pursuant to the option granted on the offering date. In the event that the number of Shares to be purchased by all participants in one offering period exceeds the number of Shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Compensation and Stock Option Committee shall determine to be equitable and all funds not used to purchase Shares on the purchase date shall be returned, without interest, to the participant.

   As soon as practicable following the end of each offering period, the number of Shares purchased by each participant shall be deposited into an account established in the participant's name with a stock brokerage or other financial services firm designated by the Compensation and Stock Option Committee. Unless otherwise permitted by the Compensation and Stock Option Committee, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares.

   The applicable holding period for U.S. residents is currently set forth in the Internal Revenue Code of 1986, as amended (the "Code") as two years after the date of the option grant and one year after the receipt of Shares into the designated brokerage account. Non-U.S. residents may not be subject to the Code, but are subject to any applicable local laws, rules, or regulations. Once the applicable holding period has been satisfied with respect to a participant's Shares, the participant may: (i) transfer his or her Shares to another brokerage account of his or her choosing or (ii) request in writing that a stock certificate be issued to him or her with respect to the whole Shares in his or her designated brokerage account and that any fractional Shares remaining in such account be paid in cash to him or her. The Compensation and Stock Option Committee may require that the participant bear the cost of transferring such Shares or issuing certificates for such Shares. The participant shall have no interest or voting right in the Shares covered by his or her option until the participant's Shares shall have been deposited in the participant's account with the designated brokerage firm.

Withdrawal.

   Each participant may withdraw from an offering period or from the Plan under certain terms and conditions. Upon a participant's withdrawal from an offering period or from the Plan, all accumulated payroll deductions in the payroll deduction account shall be returned, without interest, to such participant, and he or she shall not be entitled to any Shares on the purchase date or thereafter with respect to the offering period in effect at the time of such withdrawal. Such participant shall be permitted to participate in subsequent offering periods pursuant to such terms and conditions established by the Compensation and Stock Option Committee.

Termination of Employment.

   A participant shall cease to participate in the Plan upon his or her termination of employment for any reason (including, but not limited to, retirement, death or disability). In such event, all payroll deductions credited to the participant's payroll deduction account shall be returned, without interest, to such participant or to his or her designated beneficiary, as the case may be, and such participant or beneficiary shall have no future rights in any unexercised options under the Plan.

Adjustments Upon Certain Events.

   In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to Shareholders of Shares other than regular cash dividends, the Compensation and Stock Option Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, the purchase price and/or any other affected terms of such options. In the event of a change in control, the Compensation and Stock Option Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any option as of the date of the consummation of the change in control.

Nontransferability.

   No options granted under the Plan shall be transferable or assignable by the participant otherwise than by will or by the laws of descent and distribution, and options shall only be exercisable, during the participant's lifetime, by the participant.

No Right to Employment.

   The granting of an option under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of a participant and shall not lessen or affect the Company's or any subsidiary's right to terminate the employment of such participant.

Section 423 of the Code.

   The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, or any successor section thereto. Accordingly, all participants shall have the same rights and privileges under the Plan, subject to any permitted exceptions.

Amendment or Termination of the Plan.

   The Plan shall continue until the earliest to occur of: (i) termination of the Plan by the Board of Directors, (ii) issuance of all of the Shares reserved for issuance under the Plan and (iii) December 31, 2010. The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which: (i) without the approval of the Shareholders of the Company, would increase the total number of Shares reserved for the purposes of the Plan (except as described under "Adjustments Upon Certain Events" above), or (ii) without the consent of a participant, would impair any of the rights or obligations under any option theretofore granted to such participant under the Plan; provided, however, that the Compensation and Stock Option Committee may amend the Plan as necessary to permit the granting of options meeting the requirements of the Code or other applicable laws.

Tax Withholding.

   A participant's employer may withhold from such participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the participant to pay such withholding taxes. Unless the Compensation and Stock Option Committee specifies otherwise, a participant may elect to pay a portion or all of such withholding taxes by delivery of Shares or having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate fair market value equal to the amount of such withholding taxes.

Summary of U.S. Federal Income Tax Consequences.

   The following is intended only as a general guide as to the U.S. federal income tax consequences under current law and does not attempt to describe all possible federal and other tax consequences of such participation or tax consequences based on particular circumstances.

   The 2000 Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

   Tax Treatment of the Participating Employee. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of Shares. All tax consequences are deferred until a participating employee sells the Shares, disposes of the Shares by gift or dies.

   If Shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period, or if the participating employee dies while owning the Shares, the participating employee will realize ordinary income on a sale, or a disposition by way of gift or upon death, to the extent of the lesser of: (1) 15% of the fair market value of the Shares at the beginning of the offering period; or (2) the actual gain (the amount by which the market value of the Shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of Shares will be treated as long-term capital gain. If the Shares are sold and the sale price is less than the purchase price, there will be no ordinary income and the participating employee will have a long-term capital loss for the difference between the sale price and the purchase price.

   If the Shares are sold or are otherwise disposed of including by way of gift, but not death, bequest or inheritance, within either the one-year or the two-year holding periods described above, which is referred to as a disqualifying disposition, the participating employee will realize ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the Shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the aggregate fair market value of the Shares at the date of purchase will be a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

   Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of Shares acquired under the Plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the Shares. The Company will treat any transfer of record ownership of Shares as a disposition, unless the Company is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which the Company is entitled, participating employees will be required to notify the Company in writing of the date and terms of any disposition of Shares purchased under the Plan.

   Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN FROM 200,000 TO 400,000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the shares as of August 31, 2001, for (i) each person known by the Company to beneficially own more than 5% of the shares, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer, (iv) each of the Company's five other most highly compensated executive officers for the financial year ended March 31, 2001, and (v) all current directors and executive officers as a group. Amounts appearing in the table below include all shares outstanding as of August 31, 2001 and all shares issuable upon the exercise of options or warrants within 60 days of August 31, 2001. Unless otherwise noted, the address of each of the Shareholders named below is the Company's principal executive office.

                                                                    Number of Percentage
Name and Address of Beneficial Owner                                 Shares    of Class
------------------------------------                                --------- ----------
Luckygold 18A Ltd. /(1)(2)/........................................ 2,588,038   19.93%
 Units 4, 5 and 7, 37th Floor
 Cable TV Tower
 9 Hoi Shing Road
 Tsuen Wan, New Territories, Hong Kong
Fidelity Management & Research Company............................. 1,642,200   12.65%
 82 Devonshire Street
 Boston, MA 02109
Wellington Management Company, LLP................................. 1,078,200    8.30%
 75 State Street
 Boston, MA 02109
L-R Managers, LLC/(3)/............................................. 1,070,122    8.25%
 30 Rockefeller Plaza
 New York, NY 10112
Royce & Associates, Inc............................................   755,000    5.81%
 1414 Avenue of the Americas
 New York, NY 10019
Mr. T.L. Li/(1)(2)/................................................ 2,588,038   19.93%
Mr. Douglas Broyles /(4)/..........................................    34,000       *
Ms. Christine Russell /(5)/........................................    20,000       *
Mr. William Snyder /(6)/...........................................    34,000       *
Mr. Calvin Reed /(7)/..............................................   414,958    3.10%
Mr. Jerry Mo /(8)/.................................................   283,891    2.14%
Mr. Jack Menache /(9)/.............................................   209,165    1.59%
John Pylant /(10)/.................................................    70,166       *
C.Y. Ng /(11)/.....................................................    88,633       *
Melvern Slates /(12)/..............................................     4,167       *
All directors and executive officers as a group (11 persons) /(13)/ 3,888,188   27.34%

--------
  *  Represents less than one percent of our outstanding stock
 (1) Mr. T.L. Li is the sole Shareholder of Luckygold.
 (2) Includes shares held by Mr. T.L. Li through Luckygold.
 (3) Represents shares held by L-R Managers, LLC and Rockefeller & Co., Inc.
 (4) Includes 34,000 shares subject to options exercisable within 60 days of August 31, 2001.
 (5) Includes 20,000 shares subject to options exercisable within 60 days of August 31, 2001.
 (6) Includes 34,000 shares subject to options exercisable within 60 days of August 31, 2001.
 (7) Includes 398,958 shares subject to options exercisable within 60 days of August 31, 2001.
 (8) Includes 270,719 shares subject to options exercisable within 60 days of August 31, 2001.
 (9) Includes 179,917 shares subject to options exercisable within 60 days of August 31, 2001.
(10) Includes 70,166 shares subject to options exercisable within 60 days of August 31, 2001.
(11) Includes 88,633 shares subject to options exercisable within 60 days of August 31, 2001.
(12) Includes 4,167 shares subject to options exercisable within 60 days of August 31, 2001.
(13) Includes 1,235,253 shares subject to options exercisable within 60 days of August 31, 2001.

                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information with respect to the directors and executive officers of the Company.

Name                  Age                        Position
----                  --- --------
Mr. T.L. Li/(1)/..... 49  Director, Chairman of the Board

Mr. Calvin Reed...... 58  Director, President and Chief Executive Officer and Deputy Chairman

Mr. Jack Menache..... 58  Vice President of Administration, Secretary and General Counsel

Mr. Jerry Mo......... 42  Chief Financial Officer and Controller

Mr. Danny Tong....... 33  Vice President of Sales & Marketing of Peak Plastic & Metal Products
                            (International) Limited

Mr. Darien Spencer... 38  Vice President, Manufacturing Operations

Mr. Douglas Broyles.. 59  Director

Ms. Christine Russell 51  Director

Mr. William Snyder... 57  Director

--------
(1)Mr. Li has announced his intention to retire from the Board of Directors immediately prior to the Annual General Meeting.

   Mr. T.L. Li has served as our Chairman since 1990. From 1990 to August 1998, Mr. Li also served as our Chief Executive Officer. Mr. Li holds a Bachelor of Science degree in chemical engineering from the University of Wisconsin-Madison and has over 20 years of experience in the semiconductor industry. Mr. Li is the major shareholder of, and since 1981 has served as the Chairman of the Board of Directors of, QPL Holdings, a company whose shares are listed on The Stock Exchange of Hong Kong Limited ("The Hong Kong Stock Exchange"). Until May of 1999, Mr. Li also owned 100% of EEMS, a memory IC assembly and test business based in Italy. See Item 13, "Certain Relationships and Related Transactions." Since 1988 Mr. Li has been a director of ASAT Holdings Limited, a Nasdaq company. Mr. Li is the brother-in-law of Mr. Jerry Mo.

   Mr. Calvin Reed has served as our President and Chief Executive Officer and as a member of our Board of Directors since April 1999. Mr. Reed has over thirty years of experience in the electronics and technology sectors. From 1993 to 1998 Mr. Reed served as the Chairman, President, and Chief Executive Officer of Valance Technology, Inc., a Nasdaq company. Mr. Reed was retired prior to joining Peak.

   Mr. Jack Menache has served as our Vice President of Administration, Secretary and General Counsel since July 1999. He served as a member of our Board of Directors from May 1999 until July 1999. Mr. Menache holds an LLB degree from George Washington University Law School, and a Bachelor of Arts degree from the University of the Americas. He is admitted to the Bars of Washington, D.C., and the States of Texas and California. From September 1989 until July 1999, he served as Vice President, General Counsel and Secretary for Integrated Device Technology, Inc., an international manufacturer of semiconductors.

   Mr. Jerry Mo has served as our Chief Financial Officer and Controller since 1996. He holds a Bachelor of Science degree in accounting and data processing from Leeds University in the United Kingdom. He is a fellow member of the Institute of Chartered Accountants in England and Wales and an associated member of the Institute of Chartered Accountants in Australia and the Hong Kong Society of Accountants. Prior to joining us, Mr. Mo worked as the Financial Controller for the Group Administration Division of Pacific Dunlop Ltd., a major industrial conglomerate in Australia, from 1992 to 1996. Mr. Mo is the brother-in-law of Mr. T.L. Li.

   Mr. Danny Y.T. Tong has served as Vice President of Sales and Marketing of our subsidiary, Peak Plastic & Metal Products (International) Limited, and has been responsible for the Company's sales and operations in Asia and Europe since May 1999 and in North America since May 2000. Before taking this position, he was the Vice President responsible for the Northern Asia sales of the Company from 1995. He holds a Bachelor of Applied Science degree in mechanical engineering from the University of Toronto. Mr. Tong joined the Company in 1991.

   Mr. Darien Spencer joined Peak in July, 2001 as Vice President, Manufacturing Operations. He was previously employed as President & CEO of PCS Corporation, a contract service provider with approximately 500 employees. From June 1997 to June 2000, he served as Senior Vice President of Operations and Development of Spectrim Corporation and was responsible for the company's RF amplifier operations. Prior to June 1997, Mr. Spencer was employed as COO of CAM Advanced Technology, a contract manufacturing company, in Penang, Malaysia.

   Mr. Douglas Broyles has served as a member of our Board of Directors since May 1999. He holds patents for image scanning, printing and microprocessor control techniques. He currently serves as President and Chief Executive Officer of Avalon Data, which positions he has held since 1996. Prior to that, he was a partner for ten years with Glenwood Management, a venture capital firm based in Menlo Park, California.

   Ms. Christine Russell has served as a member of our Board of Directors since March 2000. She is a graduate of the University of Santa Clara and has an MBA in Finance. Ms. Russell is the Vice President and Chief Financial Officer of San Mateo, California-based Persistence Software, a company addressing the Internet infrastructure and enterprise application development markets, where she has served since 1997. From 1995 to 1997, Mrs. Russell served as Vice President of Cygnus Solutions of Sunnyvale, CA, an emerging software company.

   Mr. William Snyder has served as a member of our Board of Directors since July 1999. Mr. Snyder served as Chief Financial Officer of Etec Systems, Inc., a multinational capital equipment manufacturer, from August 1997 until March 2000 when Etec was acquired by Applied Materials, Inc. Prior to that, Mr. Snyder served as Chief Financial Officer of Integrated Device Technology, Inc. from 1990 to July of 1997. Mr. Snyder has an M.B.A. from the University of Arizona.

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth for fiscal 1999, 2000 and 2001 certain information with respect to the compensation of the Company's President and Chief Executive Officer and the five other most highly compensated executive officers who served in such capacities for the financial year ended March 31, 2001.

                          Summary Compensation Table

                                                                 Long-Term Compensation
                                                              -----------------------------
                                     Annual Compensation             Awards         Payouts
-                                ---------------------------- --------------------- -------
                                                              Restricted Securities
                                                 Other Annual   Stock    Underlying  LTIP    All Other
                                 Salary   Bonus  Compensation   Awards    Options/  Payouts Compensation
Name and Principal Position Year  ($)      ($)       ($)         ($)      SARs (#)    ($)       ($)
--------------------------- ---- ------- ------- ------------ ---------- ---------- ------- ------------
  Calvin Reed.............. 2001 442,974 120,000         0        0          0         0            0
   President, CEO           2000 373,308       0         0        0          0         0            0
                            1999       0       0         0        0          0         0            0

  Jerry Mo................. 2001 290,708  50,000         0        0          0         0       13,801*
   CFO, Controller          2000 305,797       0         0        0          0         0       13,098*
                            1999 305,694       0         0        0          0         0       12,128*

  Jack Menache............. 2001 292,585  50,000         0        0          0         0            0
   VP of Administration,    2000 172,571       0         0        0          0         0            0
   Secretary, General       1999       0       0         0        0          0         0            0
   Counsel

  John Pylant.............. 2001 225,000  55,000    90,878        0          0         0            0
   VP of Engineering        2000 100,965       0         0        0          0         0            0
                            1999       0       0         0        0          0         0            0

  C.Y. Ng.................. 2001 169,827  10,000         0        0          0         0        7,142*
   VP, GM of PRC            2000 131,091       0         0        0          0         0        3,989*
   Operations               1999       0       0         0        0          0         0            0

  Melvern Slates........... 2001 225,000  55,000    72,000        0          0         0            0
   VP of Manufacturing      2000       0       0         0        0          0         0            0
                            1999       0       0         0        0          0         0            0

--------
 * These represent the Company's contribution to the relevant employee benefit plans of officers who are based in Hong Kong.

                                 STOCK OPTIONS

   Stock options were granted in the financial year ended March 31, 2001 to the following executive officers named on the Summary Compensation Table:

                   Options/SAR Grants in Last Financial Year

                                                                              Potential Realizable
                                           Percent of                           Value at Assumed
                             Number of   Total Options/                       Annual Rates of Share
                             Securities   SARs Granted                         Price Appreciation
                             Underlying   to Employees  Exercise                for Option Term
                            Options/SARs in Year Ended    Price   Expiration ----------------------
Name                        Granted (#)  March 31, 2001 ($/Share)    Date      5% ($)     10% ($)
----                        ------------ -------------- --------- ----------   -------    -------
Calvin Reed................    98,000        10.38%      8.0625   09/01/2004 170,277     366,697
 President, CEO

Jerry Mo...................    86,000         9.11%      8.0625   09/01/2004 149,427     321,795
 CFO, Controller

Jack Menache...............    36,000         3.81%      8.0625   09/01/2004  62,551     134,705
 VP of Administration,         70,000         7.42%      6.6250   08/22/2004  99,941     215,226
 Secretary, General Counsel

John Pylant................    10,000         1.06%      8.0625   09/01/2004  17,375      37,418
 VP of Engineering

Melvern Slates.............    10,000         1.06%      8.0625   09/01/2004  17,375      37,418
 VP of Manufacturing

C.Y. Ng....................    88,000         9.32%      8.0625   09/01/2004 152,902     329,279
 VP, GM of PRC Operations

            Aggregated Option/SAR Exercises in Last Financial Year
                   And Financial Year-End Option/SAR Values

                                                 Number of Securities Underlying       Value of Unexercised
                              Shares               Unexercised Options/SARs at       In-the-Money Options/SARs
                            Acquired on  Value       Financial Year-End (#)          at Financial Year-End ($)
                             Exercise   Realized -------------------------------     -------------------------
Name                            (#)       ($)    Exercisable       Unexercisable     Exercisable Unexercisable
----                        ----------- --------    -----------        ------------- ----------- -------------
Calvin Reed................      0         0        42,208            498,292                0         0
 President, CEO

Jerry Mo...................      0         0       253,552             74,417          443,750         0
 CFO, Controller

Jack Menache...............      0         0       146,083             86,917           20,000         0
 VP of Administration,
 Secretary, General Counsel

John Pylant................      0         0         9,583            117,417                0         0
 VP of Engineering

Melvern Slates.............      0         0         2,500            107,500                0         0
 VP of Manufacturing

C.Y. Ng....................      0         0             0            103,300                0         0
 VP, GM of PRC Operations

Compensation of Directors.

   Each director of the Company who is not an employee of the Company or its affiliates receives an annual fee of $15,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each such director is awarded an annual vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. The chairpersons of the Compensation and Stock Option Committee and Audit Committee are granted an additional 2,000 Share options. Chairman T.L. Li and directors who are also employees of the Company or its affiliates receive no remuneration for serving as directors. Directors travelling overseas for the purpose of fulfilling their oversight responsibilities are paid $800 per day plus actual expenses.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements.

   Calvin R. Reed. Effective April 22, 1999, the Company entered into an employment agreement with Mr. Reed, providing that beginning on that date, he would serve as President and Chief Executive Officer of the Company for an initial term of three years, to be automatically extended by one year on an annual basis unless one party notifies the other of termination. The agreement contains standard provisions relating to benefits, intellectual property, confidentiality, and restrictions on competitive activities and solicitation of Company employees and customers. Pursuant to this agreement, Mr. Reed is entitled to an annual base salary of $360,000 per year, which may be increased as determined by the Board of Directors, with a yearly bonus in the amount of $45,000. Mr. Reed has been granted three options to purchase shares of common stock of the Company. The first option is for the purchase of 150,000 shares of common stock at a per share exercise price of $3 21/32, the second option is for the purchase of 150,000 shares of common stock at a per share exercise price of $7.00, and the third option is for the purchase of 100,000 shares of common stock at a per share exercise price of $10.00. The options vest over ten years from the date of grant in twelve equal, quarterly installments, provided that no options will vest within the first two years of the agreement. After the second anniversary of the agreement, in all cases of termination except those occurring within two years of a change in control, Mr. Reed's options shall remain exercisable for a period of one year. Should Mr. Reed be terminated without cause or resign (as a result a reduction in pay or title, the Company's material breach of the employment contract, a relocation of Mr. Reed's offices outside of Southern California), within two years of a change of control or liquidation of the Company, all of Mr. Reed's options shall vest immediately and remain exercisable for a period of one year and he shall receive a severance payment equal to two times his current base salary if termination occurs in the first year of the contract, and three times his current base salary if termination happens thereafter. Mr. Reed is also entitled to a severance payment of three times his current base salary if he is terminated by the Company without cause.

   Jack Menache, Jerry Mo, C.Y. Ng, Melvern Slates and John Pylant. Effective October 1, 2000, the Company entered into identical three year employment agreements with Mr. Menache, Mr. Mo, Mr. Ng, Mr. Slates, and Mr. Pylant. These agreements contain standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of Company employees and customers. Each agreement also calls for a lump-sum severance payment in an amount equal to 12 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination with such options remaining exercisable for one year should the employee be terminated without cause or resign because of a reduction in base salary or material adverse change in employment duties. If termination without cause or resignation (resulting from a reduction in base salary or a materially adverse change in employment duties) occurs in anticipation of or within two years following a change in control or liquidation of the Company, then all stock options shall immediately vest in full and remain exercisable for a period of one year.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors held three regular meetings, three special meeting, and acted by written consent three times during the last financial year. The Board has two committees: the Compensation and Stock Option Committee and the Audit Committee. The Compensation and Stock Option Committee did not meet during the financial year ended March 31, 2000 but acted by written consent six times. The Audit Committee did not meet during the financial year but met subsequent to the end of the fiscal year. In addition, a Special Committee met once during the financial year to discuss the repurchase of the Trust Enhanced Dividend Securities of Peak TrENDS Trust. Each director has attended at least 75% of the aggregate of all Board meetings and meetings of the committees of which he or she is a member. Each director of the Company who is not an employee of the Company or its affiliates receives an annual fee of $15,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each such director is awarded an annual vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the terms of the 1998 Share Option Plan. The chairpersons of the Compensation and Stock Option Committee and Audit Committee are granted an additional 2,000 Share options. Chairman T.L. Li and directors who are also employees of the Company or its affiliates receive no remuneration for serving as directors. Directors travelling overseas for the purpose of fulfilling their oversight responsibilities are paid $800 per day plus actual expenses.

   The Board of Directors formed the Compensation Committee and the Audit Committee in February 1997. The role of the Compensation Committee is to make recommendations to the Board of Directors relating to salaries and other compensation for the Company's directors, officers and employees and to administer the employee share option and stock purchase plans. The Committee was subsequently renamed as the Compensation and Stock Option Committee and is composed of directors Douglas Broyles and William Snyder.

   The role of the Audit Committee is to review the results and scope of the annual audit and other services provided by the Company's independent auditors, to review and evaluate the Company's internal audit and control functions, and to monitor transactions between the Company and its directors, officers, employees and other related parties. The members of the Audit Committee are independent directors Douglas Broyles, Christine Russell and William Snyder.

Audit Committee Report.

   The following is the report of the Audit Committee with respect to our audited financial statements for the financial year ended March 31, 2001, which include our consolidated balance sheets as of March 31, 2001 and March 31, 2000, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended March 31, 2001, and the notes thereto.

   The Audit Committee is composed of three directors, all of whom are independent as defined by the NASDAQ Marketplace Rules. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and internal finance department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee operates under a written charter adopted by the Board of Directors.

   The Audit Committee recommends to the Board of Directors, subject to shareholder appointment, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

   The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with the Company's independent auditors. In addition, the Audit Committee has received the written disclosures and letter from the Company's independent auditors in accordance with the Independence Standards Board Standard No. 1, and has discussed with the Company's independent auditors their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the financial year ended March 31, 2001.

                                          AUDIT COMMITTEE

                                          Douglas Broyles
                                          Christine Russell
                                          William Snyder

Compensation and Stock Option Committee Report.

   The Compensation and Stock Option Committee of the Board of Directors of the Company is comprised of non-employee directors Douglas Broyles and William Snyder. The Compensation and Stock Option Committee reviews and makes recommendations concerning base salaries and incentive compensation for all officers of the Company and authorizes the grant of stock options.

   The Company's executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving corporate objectives. The executive compensation program is also designed to attract and retain the services of qualified executives. Executive compensation currently consists of a base salary, bonuses, stock options, and other compensation and benefit programs generally available to other employees.

   Base salary levels for the Chief Executive Officer ("CEO") and other executive officers are intended to compensate executives competitively. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for executives are reviewed from time to time by the Committee. The Executive Compensation Plan provided for bonuses to the executive officers based on revenue and earnings per share growth in excess of certain minimums. For financial year ended March 31, 2001, the Chief Executive Officer's target bonus was 4% of the Company's pretax profits in excess of $1.09 per share, payable quarterly based on forecasted results. The Plan also provided for 6% of pretax profits in excess of $1.09 per share to be paid to the remaining executive officers on the same terms. An additional 5% of such pretax profits was allocated to other officers and employees of the Company. On June 7, 2000, the CEO's salary was set at $450,000 per year. Effective September 1, 2001, the salaries of Messrs. Reed, Menache and Mo have been reduced by 15% subject to payment in the form of bonuses if the Company meets certain revenue and profitability goals in financial year 2002. On June 7, 2000, Mr. Reed was granted a stock option for 98,000 shares and an aggregate of 306,000 shares were granted to all other executive officers. The options were granted at fair market value on the date of grant, vest quarterly over three years and have a term of four years. In addition, one executive officer was granted an option for 70,000 shares based on achievement.

   The Company provides long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a four-year term and generally vest in quarterly installments over thirty-six months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's common stock, this portion of the executives' compensation is directly aligned with an increase in shareholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to the Company's performance, the executive officer's anticipated contribution in meeting the Company's long-term goals and by comparisons to formal and informal surveys of stock option grants made by other companies. The Committee also reviews stock option levels for executive officers each financial year in light of long-term objectives and each executive's current and anticipated contributions to the Company's future performance.

   The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's shareholders. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

   The Committee does not presently expect total cash compensation to exceed the $1 million limit for any individual executive officer of the Company. After consideration of the requirements of Section 162(m), the Compensation and Stock Option Committee believes that stock option grants to date meet the requirement that such grants be "performance based."

                                          COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                          Douglas Broyles
                                          William Snyder

                 CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

   Mr. T.L. Li, our Chairman of the Board of Directors, through his beneficial ownership of all of the outstanding shares of Luckygold, is the single largest shareholder of the Company. Mr. Li owns approximately 40% of the outstanding shares of QPL Holdings, a company incorporated under Bermuda law and listed on The Hong Kong Stock Exchange. QPL Holdings is a holding company of a group of semiconductor companies which includes QPL, QPL (U.S.) Inc. (f.k.a. Worltek International Limited) and Talent Focus Industries Limited and formerly included ASAT and Newport Wafer-Fab Limited. This group provides a wide range of outsourcing services, including leadframe manufacturing, IC assembly and testing and silicon wafer fabrication. In the leadframe manufacturing area, QPL Holdings manufactures both etched leadframes through QPL as well as stamped leadframes through Talent Focus Industries Limited, both based in Hong Kong. In the IC assembly and test area, QPL Holdings acquired ASAT in Hong Kong in 1989 and ASAT S.A. in France in 1993, and founded ASAT (U.K.) Ltd. in the United Kingdom in 1993. In July 1999, the QPL group sold ASAT (U.K.) Ltd. to its management team and in October 1999, the QPL group sold 50% of ASAT. QPL (U.S.) Inc., a United States subsidiary of QPL Holdings, acts as sales agent for both QPL and ASAT, and provides IC testing services. In the wafer foundry area, QPL Holdings acquired Newport Wafer-Fab Limited in the United Kingdom through a two-step acquisition in 1992 and 1995. The QPL group sold Newport Wafer-Fab Limited to its management team in August 1999. Up until May 30, 1999, Mr. Li also owned 100% of the outstanding shares of EEMS Italia S.p.A. ("EEMS"), which acted as our sales agent in Europe until December 1998. Mr. Li has since sold his entire interest in EEMS.

   A portion of our sales have been made to companies controlled by Mr. T.L. Li, which include QPL and other subsidiaries of QPL Holdings and formerly included ASAT. Our product sales to the subsidiaries of QPL Holdings totaled approximately $2.7 million in the year ended March 31, 2001, which represented approximately 3.1% of our net sales. QPL and ASAT are our customers and may, from time to time, engage in transactions with us that are material to our results of operations.

   In the United States, during the year ended March 31, 1999, we purchased used trays and reels collected by The SemiCycle Foundation, a Texas non-profit corporation which is a publicly supported organization exempt from federal income tax, as part of its recycling program. At the same time, we leased office space and provided certain administrative and accounting services to The SemiCycle Foundation and, in the past advanced loans to such foundation to help meet its cash requirements. In August 1999, we terminated our relationship with the SemiCycle Foundation.

   Mr. Steve R. Deszo, our former Vice President responsible for United States operations, serves as a director of The SemiCycle Foundation.

   We review related party transactions on an ongoing basis and utilize the Audit Committee to review potential conflicts of interest where appropriate. Our policy is to conduct transactions with our affiliates, including the companies in QPL Holdings, on an arms-length basis.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return of the Company, the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group. The total return assumes $100 invested in the Company's shares, the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group on June 20, 1997 and includes reinvestment of dividends.

   The comparative performance of the Company's shares against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's shares may vary based on the strength or weakness of the Share price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of the Company's performance.


                        [PERFORMANCE GRAPH APPEARS HERE]



                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
     PEAK, RUSSELL 2000 INDEX, AND DOW JONES CONTAINERS & PACKAGING GROUP
                        (Financial year Ended March 31)

                                                                    Dow Jones
                                                    Russell 2000  Containers &
                                              PEAK     Index     Packaging Group
                                             ------ ------------ ---------------
6/20/97..................................... 100.00    100.00        100.00
3/31/98..................................... 211.50    122.12        100.69
3/31/99.....................................  19.25    101.02         80.72
3/31/00.....................................  82.29    136.96         75.91
3/31/01.....................................  48.96    114.46         59.15

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Deloitte Touche Tohmatsu were the independent auditors for the Company for the financial year ended March 31, 2001. Subject to ratification by the Shareholders, the Board of Directors has selected the firm of Arthur Andersen & Co. as independent auditors for the Company for the financial year ending March 31, 2002. This decision to change auditors was recommended and approved by the Audit Committee.

   During the past two financial years, the report on the Company's financial statements by the independent auditors for the Company contained no adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. During the past two financial years, and to this date, there have been no disagreements with the Company's auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Audit Fees

   The aggregate fees billed for professional services for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the financial year ended March 31, 2001 amounted to $211,675.

Financial Information Systems Design and Implementation Fees

   None.

All Other Fees

   The aggregate fees billed for all other services rendered by the Company's auditors for the financial year ended March 31, 2001 amounted to $109,704.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10 percent of a registered class of a U.S. issuer's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities, and to furnish the Company with copies of all such reports they file. Based on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, we believe that during financial year 2001, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

                             SHAREHOLDER PROPOSALS

   Any Shareholder proposals intended to be presented at the 2002 Annual General Meeting must be received by the Company at its principal executive offices no later than May 13, 2002 in order to be considered for inclusion in the proxy materials.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual and other reports and other information with the Securities and Exchange Commission. You may read and copy any reports or other information we file at the Securities and Exchange Commission's public reference rooms in Washington D.C., New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Most of our filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at www.sec.gov.

September 13, 2001

                           PEAK INTERNATIONAL LIMITED

                (Incorporated in Bermuda with limited liability)

               FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING
                         (or at any adjournment thereof)

I/We (Note 1)                                                                 of
              ---------------------------------------------------------------
                                                                             the
----------------------------------------------------------------------------
registered holder(s) of (Note 2)              shares par value US$0.01 per share
                                -------------
each in the capital of Peak International Limited (the "Company"), HEREBY APPOINT (Note 3)
                 ----------------------------------------------------
of                                                                    or failing
   ------------------------------------------------------------------
him, the Chairman of the meeting, as my/our proxy to act for me/us at the Annual General Meeting (or at any adjournment thereof) of the Company to be held at the offices of the Company, 44091 Nobel Drive, Fremont CA 94538 on October 10, 2001 at 10:00 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit. This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

                              FOLD AND DETACH HERE

1. To re-elect Calvin Reed as director and as Chairman of the Board and Jack Menache as director.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

2.   To authorize the directors to fix the remuneration of the directors.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. To receive the financial statements and reports of the directors and independent auditors of the Company.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

4.   To appoint Arthur Andersen & Co. as independent auditors of the Company.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

5. To authorize the Directors to fix the remuneration of the auditors for fiscal 2001.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

6. To increase the number of Shares reserved for issuance under the 1998 Share Option Plan.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

7. To increase the number of Shares reserved for issuance under the 2000 Employee Stock Purchase Plan.

             FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


Signature                     Signature                      Date
         --------------------           --------------------      --------------
Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                             FOLD AND DETACH HERE

Notes:

1.   Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2. Please insert the number of Shares of Common Stock, par value US$0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3. Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company's Bye-laws, a resolution put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE RESOLUTIONS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE RESOLUTIONS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4. IF YOU WISH TO VOTE FOR A RESOLUTION, PLEASE TICK IN THE RELEVANT BOX MARKED "FOR". IF YOU WISH TO VOTE AGAINST A RESOLUTION, PLEASE TICK IN THE RELEVANT BOX MARKED "AGAINST". IF YOU WISH TO ABSTAIN FROM VOTING ON ANY RESOLUTION PLEASE TICK IN THE RELEVANT BOX MARKED "ABSTAIN". Failure to tick any box will entitle your proxy to cast your vote at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put out to the meeting other than those referred to in the notice convening the meeting.

5. This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6. In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7. In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, Church Street Station, P.O. Box 1675, New York, NY 10277-1675 not less than 48 hours before the time appointed for holding the meeting or the adjourned meeting (as the case may be).

8. The proxy need not be a member of the Company but must attend the meeting in person to represent you.

9. Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.